EXHIBIT 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tampa Electric Company on Form S-3 (File Nos. 33-61636 and 333-55873) of our report dated Jan. 15, 1999 on our audits of the financial statements of Tampa Electric Company as of Dec. 31, 1998 and 1997 and for the years ended Dec. 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.



                                            PricewaterhouseCoopers LLP


Tampa, Florida
March 30, 1999

































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